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                                                                   Exhibit 3.1



                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                              STEEL DYNAMICS, INC.


     The Articles of Incorporation of Steel Dynamics, Inc., pursuant to the provisions of the Indiana Business Corporation Law ("Act"), are hereby amended and restated in their entirety as follows:

                                   ARTICLE I
                                      NAME

     The name of the Corporation is Steel Dynamics, Inc.


                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

     The address of the Corporation's Registered Office in the State of Indiana is 4500 County Road 59, Butler, Indiana 46721. The name of its Registered Agent at such address is Keith E. Busse.


                                  ARTICLE III
                                    PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Act.


                                   ARTICLE IV
                               AUTHORIZED SHARES

     The total number of shares of capital stock which the Corporation has authority to issue is 100,000,000 shares of common stock, par value $0.01 per share ("Common Stock"). The holders of the Common Stock shall be entitled to one (1) vote per share on all matters to be voted on by the Corporation's shareholders. As and when dividends are declared or paid, the holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis. The holders of the Common Stock shall be entitled to participate ratably on a per share basis in
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all distributions to the holders of the Common Stock in any liquidation, dissolution or winding up of the Corporation.


                                   ARTICLE V
                                   DIRECTORS

     The number of Directors may from time to time be fixed by the Bylaws. If the Bylaws do not fix the number of Directors, then the number of Directors shall be ten (10). Vacancies occurring in the Board of Directors shall be filled in the manner provided in the Bylaws, or if the Bylaws do not provide for the filling of vacancies, then in the manner provided by Indiana law.


                                   ARTICLE VI
                              STOCKHOLDER MEETINGS

     Meetings of stockholders shall be held at such place, within or without the State of Indiana, as may be designated by the Board of Directors.


                                  ARTICLE VII
                             AMENDMENT OF ARTICLES

     The Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute and these Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                  ARTICLE VIII
                                    VALIDITY

     In the event any provision (or portion thereof) of these Articles of Incorporation shall be found to be invalid, prohibited, or unenforceable for any reason, the remaining provisions (or portions thereof) of these Articles of Incorporation shall be deemed to remain in full force and effect, and shall be construed as if such invalid, prohibited, or unenforceable provision had been stricken here from or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or potion thereof) of these Articles of Incorporation remain, to the fullest extent permitted by applicable law, applicable and enforceable as to all stockholders, notwithstanding any such finding.




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                                   ARTICLE IX
                                INDEMNIFICATION

     Section 1. DEFINITIONS. For purposes of this Article IX, the following definitions shall apply:

          (a) Corporation. The "Corporation" shall include the Corporation and any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

          (b) Director. "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. A director is considered to be serving an employee benefit plan at the Corporation's request if the director's duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

          (c) Officer. "Officer" means an individual who is or was an officer of the Corporation or an individual who, while an officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. An officer is considered to be serving an employee benefit plan at the Corporation's request if the officer's duties to the Corporation also impose duties on, or otherwise involve services by, the officer to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an officer.

          (d)  Expenses.  "Expenses" include counsel fees.

          (e) Liability. "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

          (f)  Official Capacity.  "Official capacity" means:

               (1) when used with respect to a director, the office of director in the Corporation; and





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               (2)  when used with respect to an officer, the office in the
          Corporation held by the officer. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

          (g) Party. "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          (h) Proceeding. "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     Section 2. MANDATORY INDEMNIFICATION. The Corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the Corporation against reasonable expenses incurred by the director in connection with the proceeding.

     Section 3.  OTHER INDEMNIFICATION.

          (a) Without limiting the provisions of Section 2, the Corporation shall indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

               (1)  the individual's conduct was in good faith; and

               (2)  the individual reasonably believed:

                    (A) in the case of conduct in the individual's official capacity with the Corporation, that the individual's conduct was in its best interests; and

                    (B) in all other cases, that the individual's conduct was at least not opposed to its best interests; and

               (3) in the case of any criminal proceeding, the individual either:

                    (A) had reasonable cause to believe the individual's conduct was lawful; or

                    (B) had no reasonable cause to believe the individual's conduct was unlawful.

          (b) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).





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          (c)  The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     Section 4.  ADVANCEMENT OF EXPENSES.

          (a) The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

               (1) the director furnishes the Corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described in Section 3 of this Article;

               (2) the director furnishes the Corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct; and

               (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article.

          (b) The undertaking required by Subsection (a)(2) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

           (c) Determinations and authorizations of payments under this Section shall be made in the manner specified in Section 6 of this Article.

     Section 5. APPLICATION TO COURT. A director of the Corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

           (1)  the director is entitled to mandatory indemnification under
     Section 2 of this Article, in which case the court shall also order the Corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

          (2) the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section 3 of this Article.





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     Section 6.  DETERMINATION AND AUTHORIZATION.

          (a) The Corporation may not indemnify a director under Section 3 of this Article unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Section 3 of this Article.

          (b) The determination shall be made by any one (1) of the following procedures:

               (1) By the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding.

               (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two (2) or more directors not at the time parties to the proceeding.

               (3)  By special legal counsel:

                    (A) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or

                    (B) if a quorum of the Board of Directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate).

               (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

          (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Subsection (b)(3) to select counsel.

     Section 7.  INDEMNIFICATION OF OFFICERS.

          (1) An officer of the Corporation, whether or not a director, is entitled to mandatory indemnification under Section 2 of this Article, and to the indemnification under Section 3, and is entitled to apply for court-ordered indemnification under Section 5 of this Article, in each case to the same extent as a director; and





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          (2)  the Corporation may indemnify and advance expenses under this
     Article to an officer, whether or not a director, to the same extent as to a director.

     Section 8. INSURANCE. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify the individual against the same liability under Sections 2 or 3 of this Article.

     Section 9.  MISCELLANEOUS.

          (a) The indemnification and advance for expenses provided for or authorized by this Article does not exclude any other rights to indemnification and advance for expenses that a person may have under:

               (1)  the Corporation's Bylaws;

               (2) a resolution of the Board of Directors or of the shareholders; or

               (3) any other authorization, whenever adopted, after notice, by a majority vote of all the voting shares then issued and outstanding.

          (b) This Article does not limit the Corporation's power to pay or reimburse expenses incurred by a director, officer, employee, or agent in connection with the person's appearance as a witness in a proceeding at a time when the person has not been made a named defendant or respondent to the proceeding.

          (c) The rights of indemnification herein provided shall be severable, shall continue as to a person who has ceased to serve as a director or officer and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such person.

          (d) Subject to the limitations above imposed in this Article, it is intended by this Article to grant indemnification to the full extent permissible under the law. It is not intended, however, that the provisions of this indemnification shall be applicable to, and this
     Article is not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of the State of Indiana or the United States of America whether as a matter of public policy or pursuant to any statutory provision.





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     The undersigned, being the President of the Corporation, executes these
Amended and Restated Articles of Incorporation and verifies that the facts contained herein are true this _____ day of September, 1996.


                                       /s/ Keith E. Busse


                                       -----------------------------------
                                       Keith E. Busse, President






This Instrument was Prepared by John P. Martin, Attorney at Law, Barrett & McNagny, 215 East Berry Street, Fort Wayne, Indiana 46802.





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